SAMSON OIL & GAS LIMITED ANNOUNCES RESULTS OF ANNUAL GENERAL MEETING

Perth 29 November 2011

Pursuant to ASX Listing Rule 3.13.2, Samson Oil & Gas Limited advises on the outcome of voting on the resolutions put to shareholders at the Annual General Meeting held today 29 November 2011.

Details of the voting in regard to the resolutions (together with the information required to be given by Section 251AA of the Corporations Act) was as follows:

Resolution 1 – Re - Election of V Rudenno as a Director
Resolution passed by a show of hands. Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	157,046,239

Votes of proxies directed to vote against the resolution	:	2,624,860

Votes of proxies directed to abstain on the resolution	:	792,220

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 2 – Re - Election of D Craig as a Director
Resolution passed by a show of hands. Proxy votes were as follows:
Votes of proxies directed to vote for the resolution	:	156,737,039

Votes of proxies directed to vote against the resolution	:	2,626,060

Votes of proxies directed to abstain on the resolution	:	1,100,220

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 3 – Adoption of Remuneration Report
Resolution passed by a show of hands. Proxy votes were as follows:
Votes of proxies directed to vote for the resolution	:	121,207,236

Votes of proxies directed to vote against the resolution	:	8,540,671

Votes of proxies directed to abstain on the resolution	:	30,715,412

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 4 – Issue of Options to D Craig
Resolution passed by a show of hands. Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	113,545,744

Votes of proxies directed to vote against the resolution	:	44,403,615

Votes of proxies directed to abstain on the resolution	:	2,513,960

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 5 – Advisory vote to approve named executive officer compensation
Resolution passed by a show of hands. Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	146,886,034

Votes of proxies directed to vote against the resolution	:	11,799,945

Votes of proxies directed to abstain on the resolution	:	1,777,340

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 6 – Advisory vote on frequency of future advisory votes on executive compensation
Resolution passed by a show of hands for vote every year. Proxy votes were as follows:

Votes of proxies directed to vote for a vote every year	:	145,881,789

Votes of proxies directed to vote for a vote every two years	:	6,003,373

Votes of proxies directed to vote for a vote every three years	:	7,940,506

Votes of proxies directed to abstain on the resolution	:	637,642

For and on behalf of the Board of Directors of
SAMSON OIL & GAS LIMITED

/s/ DENIS RAKICH

DENIS RAKICH
Company Secretary